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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated June 19, 2002, relating to the financial statements and financial highlights appearing in the May 31, 2002 Annual Reports to Shareholders of U.S. Treasury Intermediate Fund, U.S. Treasury Long-Term Fund, and U.S. Treasury Money Fund (comprising T. Rowe Price U.S. Treasury Funds, Inc.)., T. Rowe Price Institutional High Yield Fund (the portfolio comprising T. Rowe Price Institutional Income Funds, Inc.), T. Rowe Price Personal Strategy Balanced Fund, T. Rowe Price Personal Strategy Growth Fund, and T. Rowe Price Personal Strategy Income Fund (comprising T. Rowe Price Personal Strategy Funds, Inc.), T. Rowe Price Reserve Investment Fund, and T. Rowe Price Government Reserve Investment Fund (comprising T. Rowe Price Reserve Investment Funds, Inc.), T. Rowe Price Corporate Income Fund, Inc., T. Rowe Price GNMA Fund, T. Rowe Price High Yield Fund, Inc., T. Rowe Price New Income Fund, T. Rowe Price Prime Reserve Fund, Inc., and T. Rowe Price Short-Term Bond Fund, Inc., which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
August 29, 2002